                                                      FIRST M&F CORPORATION
                                                       Post Office Box 520
                                                   KOSCIUSKO, MISSISSIPPI 39090

                                                          March 15, 2006

Dear Shareholder:

Enclosed you will find a 2005 Annual Report for First M&F Corporation, a Notice of the Annual Shareholders' Meeting for 2006, a
Proxy Statement, and a Proxy.

This institution is grateful for the loyalty and support of you, our friends and shareholders. The Annual Shareholders' Meeting is to be held on Wednesday, April 12, 2006, at 1:30 P.M. at the Mary Ricks Thornton Cultural Center, located at the corner of
East Washington Street and North Huntington Street, Kosciusko, Mississippi. We encourage you to mark this date on your calendar and make plans to attend, and share further in the affairs of your corporation.

I urge you to complete the enclosed Proxy promptly and return it in the enclosed self-addressed postage paid envelope, even if you plan to attend the meeting. If you attend the meeting, you may withdraw your Proxy and vote in person.

First M&F Corporation's audited financial statements and other required disclosures are included in the enclosed First M&F
Corporation Annual Report to shareholders.

We look forward to seeing you at the Annual Meeting.

                                                   Sincerely yours,

                                                   FIRST M&F CORPORATION

                                                    /s/ Hugh S. Potts, Jr.

                                                   Hugh S. Potts, Jr.
                                                   Chairman and Chief Executive Officer

                                                      FIRST M&F CORPORATION

                                                        TABLE OF CONTENTS

                                                                                                          Page
INFORMATION CONCERNING NOMINEES AND DIRECTORS                                                               3

EXECUTIVE OFFICERS                                                                                          5

CODE OF ETHICS                                                                                              5

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                                                     6

PRINCIPAL SHAREHOLDER                                                                                       6

EXECUTIVE COMPENSATION                                                                                      7

RESTRICTED AND UNRESTRICTED STOCK GRANTS                                                                    8

OPTION GRANTS                                                                                               8

OPTION EXERCISES AND YEAR END VALUES                                                                        8

PENSION PLAN                                                                                                9

DIRECTOR COMPENSATION                                                                                       9

FIVE YEAR SHAREHOLDER RETURN COMPARISON                                                                    10

INDEPENDENT PUBLIC ACCOUNTANTS AND FEES                                                                    11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION                                                    11

TRANSACTIONS WITH MANAGEMENT                                                                               12

COMMITTEES OF THE BOARD OF DIRECTORS                                                                       12

REPORT OF THE AUDIT COMMITTEE                                                                              13

OTHER MATTERS                                                                                              13

PROPOSALS FOR 2007 ANNUAL MEETING                                                                          13

                                                      FIRST M&F CORPORATION
                                                       Post Office Box 520
                                                   KOSCIUSKO, MISSISSIPPI 39090

                                                          March 15, 2006

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                                              NOTICE OF ANNUAL SHAREHOLDERS' MEETING
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To the Shareholders of
First M&F Corporation
Kosciusko, Mississippi  39090

         NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with the Bylaws, the regular annual meeting of shareholders of the FIRST M&F CORPORATION (the "Company"), KOSCIUSKO, MISSISSIPPI, will be held at the Mary Ricks
Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 12, 2006, at 1:30 P.M. for
the purpose of considering and voting on the following proposals:

         1.    ELECTION OF DIRECTORS: The election of four (4) persons listed in the Proxy Statement dated March 15, 2006, accompanying this notice, as members of the Board of Directors for a term of three years.

         2.    Whatever other business may be properly brought before the meeting or any adjournment thereof.

         Whether or not you contemplate attending the meeting, it is requested that you complete and return the enclosed Proxy as soon as possible. If you attend the meeting, you may withdraw your Proxy and vote in person.

         Only those shareholders of record at the close of business on March 1, 2006 shall be entitled to notice of and to vote at this meeting.

                                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                                 /s/ Hugh S. Potts, Jr.

                                                                Hugh S. Potts, Jr.
                                                                Chairman and Chief Executive Officer
Dated and mailed at
Cranford, New Jersey
On or about March 15, 2006

                                                      FIRST M&F CORPORATION
                                                       Post Office Box 520
                                                   KOSCIUSKO, MISSISSIPPI 39090

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                                                         PROXY STATEMENT
----------------------------------------------------------------------------------------------------------------------------------

                                                       DATED MARCH 15, 2006

                                           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                                          APRIL 12, 2006

                                   SOLICITATION BY BOARD OF DIRECTORS OF FIRST M&F CORPORATION

This statement is furnished to the shareholders of First M&F Corporation (the “Company”) in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 12, 2006, at 1:30 P. M., local time or any adjournment (s) thereof, for the matters set out in the foregoing notice of Annual Shareholders’ Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is March 15, 2006.

Only those shareholders of record on the books of the Company at the close of business on March 1, 2006, (the “Record Date”) are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 4,553,542 shares of common stock. Each share is entitled to one (1) vote. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is five (5), a shareholder owning ten (10) shares may cast ten (10) votes for each of five (5) nominees, or cast 50 votes for any one (1) nominee or allocate the fifty (50) votes among several nominees.

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Any shareholder giving a Proxy has the right to revoke it anytime before it is exercised. A shareholder may revoke his Proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the Proxy or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted “For” each of the proposals described below.

The presence at the Annual Meeting, in person or by Proxy, of a majority of the shares of Common Stock outstanding on March 1, 2006, and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

The 2005 Annual Report to shareholders of the Company is enclosed for the information of the shareholders.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

The Board of Directors of the Company is divided into three (3) classes - Class I, Class II and Class III. Each class consists of five (5) to seven (7) Directors. The term of Class I Directors expires at the 2006 Annual Meeting. The term of Class II Directors expires at the 2007 Annual Meeting. The term of the Class III Directors expires at the 2008 Annual Meeting.

The Board of Directors has nominated Jeffrey A. Camp, Susan McCaffery, Larry Terrell, and James I. Tims, for election as Class I Directors to serve until the 2009 Annual Meeting. Fred A. Bell, Jeffrey A. Camp, Charles T. England, Susan McCaffery, Larry Terrell, James I. Tims, and Edward G. Woodard are currently serving as Class I Directors.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the four (4) nominees for Class I Director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

Pursuant to Mississippi Law and the Company’s Bylaws, directors are elected by a plurality of the votes cast in the election of Directors. A “plurality” means that the individuals with the largest number of favorable votes are elected as Director, up to the maximum number of Directors to be chosen at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE NOMINEES

                                          INFORMATION CONCERNING NOMINEES AND DIRECTORS

         The following table provides certain information about the nominees and the other current Directors of the Company.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options held by such person that are exercisable within 60 days of January 31, 2006.

                                                                                    Amount & Nature of
                                          Positions & Offices                      Beneficial Ownership   Percent of Common
                                          With Company or/and          Director   Of Common Stock as of   Stock Beneficially
          Name              Age               Employment                 Since       January 31, 2006         Owned (a)      Class
-------------------------- ------ ------------------------------------ --------- ---------------------- -------------------- ------
Fred A. Bell, Jr. *         64    Owner, Bell Chevrolet (car             1981        36,857 (15)                .79%          I
                                  dealership)
Jeffrey A. Camp             46    Executive Vice President               2004      9,111 (18) (23)              .20%          I
                                  Commercial Division since April,
                                  2002; Executive Vice President and
                                  Chief Credit Officer from January
                                  1998 through March, 2002
Charles T. England *        69    President, Industrial Finance          1980      18,408 (1) (17)              .39%          I
                                  Corporation
Susan McCaffery             66    Retired; Former Professor, Wood        1987    120,598 (2) (3) (17)          2.59%          I
                                  College
Larry Terrell *             62    President and CEO, Ivey Mechanical     2004           1,500                   .03%          I
                                  Company since January, 2003;
                                  President, Encompass Mechanical
                                  Services, S.E. until January, 2003
James I. Tims *             62    President of LT Corporation;           2000      91,797 (11) (13)            1.97%          I
                                  President of First Bolivar Capital
                                  Corp. through 1998.
Edward G. Woodard *         51    Member of Audit Committee;             1989        11,271 (17)                .24%          I
                                  President, K. M. Distributing
                                  Company, Inc. (wholesaler of chain
                                  saws, lawn and gardening equipment)
Barbara K. Hammond *        61    Retired; Former Specialist,            1995        12,760 (16)                .27%         II
                                  Circuit Capacity Management,
                                  BellSouth
Charles V. Imbler, Sr. *    74    President and Chief Executive          2000        24,144 (22)                .52%         II
                                  Officer of Truck Center, Inc.
                                  since 1970.
R. Dale McBride             67    Retired; Former President, M & F       1979      26,793 (5) (16)              .57%         II
                                  Bank, Durant through 2004
Michael L. Nelson           62    President, M. Nelson & Associates,     2004           4,200                   .09%         II
                                  Inc. since April, 2001;
                                  Consultant, from January, 2000 to
                                  April, 2001; President, Forsythe
                                  Solutions Group until January, 2000
Hugh S. Potts, Jr.          61    Chairman of the Board and CEO of       1979      365,760 (2) (6)             7.84%         II
                                  the Company since 1994; Vice
                                  Chairman, 1983-1993; Vice
                                  President, 1979-1983
Michael W. Sanders *        63    President, Jimmy Sanders, Inc.         2000         7,300 (14)                .16%         II
                                  (sales of seed, grain, chemicals
                                  and fertilizer)
W. C. Shoemaker *           74    Newspaper Consultant; President,       1979        43,266 (16)                .93%         II
                                  W.C. Shoemaker, Inc. (investments
                                  & real estate)
Scott M. Wiggers            61    President of the Company since         1983    22,217 (4) (20) (24)           .48%         II
                                  1988 and Treasurer since 1979;
                                  Corporate President, M & F Bank

                                                                                    Amount & Nature of
                                          Positions & Offices                      Beneficial Ownership    Percent of Common
                                          With Company or/and          Director   Of Common Stock as of    Stock Beneficially
           Name              Age               Employment                Since       January 31, 2006          Owned (a)      Class
--------------------------- ------ ----------------------------------- --------- ---------------------- --------------------- -----
Hollis C. Cheek *            60    President, Cheek Companies;           2004             2,339                     .05%       III
                                   President, Techno Catch; Member
                                   of Audit Committee
Jon A. Crocker               63    Business Development Officer          1996            55,342 (7) (18)           1.19%       III
                                   since 1999; Chairman & CEO, M & F
                                   Bank, Bruce Branch from 1995 to
                                   1999
Toxey Hall, III *            66    Member of Audit Committee; Former     1984           6,412 (18)                  .14%       III
                                   President, Thomas-Walker-Lacey
                                   (retail discount store)
J. Marlin Ivey *             69    Member of Audit Committee;            1979        125,312 (8) (18)              2.69%       III
                                   President, Ivey National
                                   Corporation (holding company for
                                   various businesses)
Otho E. Pettit, Jr. *        55    Of Counsel, Dorrill, Pettit,          1993        20,327 (9) (18)                .44%       III
                                   Crosby & White
Charles W. Ritter, Jr. *     72    Chairman of Audit Committee;          1979       172,300 (10) (18)              3.70%       III
                                   Former President, The Attala
                                   Company (feed manufacturing
                                   company)
L. F. Sams, Jr. *            67    Director and Vice President,          2000        25,212 (12) (21)               .54%       III
                                   Mitchell, McNutt & Sams, P.A.
                                   (law firm) since 1971
                                                                                  -----------------------------------------
ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (25                      1,227,758 (19) (25)            26.33%
PERSONS)

(a)      Constitutes sole ownership unless otherwise indicated.

(1)      Mr. England shares voting and investment power with respect to these shares with his wife.
(2)      Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister.
(3)      Mrs. McCaffery shares voting and investment power with respect to 761 of these shares with her husband  and includes
         15,800 shares owned by Mrs. McCaffery's husband.
(4)      Includes 1,134 shares owned by Mr. Wiggers' wife.
(5)      Mr. McBride shares voting and investment power with respect to 11,423 of these shares with his wife, children and grandchildren.
(6)      Mr. Potts, Jr. shares voting and investment power with respect to 59,500 of these shares, which are held in two trusts.
         His holdings also include 35,284 shares owned by his wife and minor children. Mr. Potts, Jr. is the trustee over The Salt
         & Light Foundation which owns 46,754 shares.
(7)      Of these shares, 7,224 are registered in the name of BellAire Corporation, of which Mr. Crocker's wife is a director.
         Crocker-Jones, LLC, in which Mr. Crocker is a member, owns 675 shares.
(8)      Of these shares, 102,012 are registered in the name of Ivey National Corporation, of which Mr. J. Marlin Ivey is the
         President.
(9)      Includes 4,226 shares owned by Mr. Pettit's wife and children.
(10)     Includes 61,000 shares owned by Mr. Ritter's wife.
(11)     Includes 78,849 shares owned by Mr. Tims' wife. Includes 11,916 shares owned by LT Corporation which is owned by Mr.
         Tims and his wife.
(12)     Includes 2,265 shares owned by Mr. Sams' wife.
(13)     Includes 200 shares which may be acquired upon the exercise of stock options.
(14)     Includes 500 shares which may be acquired upon the exercise of stock options.
(15)     Includes 2,200 shares which may be acquired upon the exercise of stock options.
(16)     Includes 3,000 shares which may be acquired upon the exercise of stock options.
(17)     Includes 3,200 shares which may be acquired upon the exercise of stock options.
(18)     Includes 3,300 shares which may be acquired upon the exercise of stock options.
(19)     Includes 5,500 shares which may be acquired by non-director executive officers upon exercise of stock options.
(20)     Includes 7,500 shares which may be acquired upon the exercise of stock options.
(21)     Includes 11,627 shares which may be acquired upon the exercise of stock options.
(22)     Includes 11,827 shares which may be acquired upon the exercise of stock options.
(23)     Includes 4,000 shares of restricted stock that vest on 12/30/12.
(24)     Includes 3,000 shares of restricted stock that vest on 05/31/09.
(25)     Includes 8,000 shares of restricted stock of non-director executive officers that vest on 12/30/12 and 3,000 shares that vest on 06/30/11.

 * Indicates independent Director

         Charles W. Ritter, Jr. is a director of Sanderson Farms, Inc., Laurel, Mississippi.  None of the other Directors are a director of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934
or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the
Investment Company Act of 1940.

         A majority of the Company's  directors are independent as defined in NASDAQ listing standards.  The Board of Directors of the Company met a total of twelve (12) times during the year ended  December 31, 2005.  During 2005,  all  Directors  attended 75%
or more of the  aggregate  of the total  number of meetings of the Board of  Directors  and the total  number of meetings  held by committees on which they served.

It is the Company's policy that members of the Board of Directors attend the annual meeting of shareholders. At the 2005 annual meeting, twenty-two (22) directors of the Company were in attendance.

                                                        EXECUTIVE OFFICERS

                                                                                                    Beneficial Ownership
           Name            Age                             Position                             As of January 31, 2006    Percent
------------------------- ------ -------------------------------------------------------------- ------------------------ ----------
John G. Copeland          53     EVP & Chief Financial Officer, First M&F Corporation and M&F            4,700 (1)          .10%
                                 Bank
Michael E. Crandall       48     EVP and Retail Sales Manager, M&F Bank                             10,499 (1) (4)          .23%
Robert K. Autry           59     EVP and Administrative Executive, M&F Bank                          9,333 (2) (3)          .20%

(1)    Includes 4,000 shares of restricted stock that vest on 12/30/12.
(2)    Includes 4,000 shares which may be acquired upon the exercise of stock options.
(3)    Includes 3,000 shares of restricted stock that vest on 06/30/11.
(4)    Includes 1,500 shares which may be acquired upon the exercise of stock options.

The following information concerns the employment history of executive officers for the last five (5) years.

Name                                              Five Year Employment History
------------------------------------------------  ---------------------------------------------------------------------------------
John G. Copeland                                  EVP & Chief Financial Officer, First M&F Corporation and M&F Bank since May, 2004;
                                                  Consultant, November, 2000 to April, 2004; SVP and CFO, First United Bancshares,
                                                  Inc., El Dorado, Arkansas, March, 1999 to October, 2000;
                                                  VP, Union Planters Bank, Memphis, Tennessee through February, 1999
Michael E. Crandall                               EVP & Retail Sales Manager of M&F Bank since September, 2001; President of
                                                  Madison/Ridgeland branches from August, 1988 through August, 2001
Robert K. Autry                                   EVP - Administration since April, 2002; EVP & Divisional Sales Manager of M&F
                                                  Bank from January, 1995 through March, 2002
CODE OF ETHICS

The Company's Board of Directors has adopted a Code of Ethics that applies to the Company's principle executive officer, principle financial officer, principle accounting officer, or persons performing similar functions. A copy of this Code of Ethics can be found at the Company's internet website at www.mfbank.com. The Company intends to disclose any amendments to its Code of Ethics, and any waiver from a provision of the Code of Ethics granted to the Company's principal executive officer, principle financial officer, principle accounting officer, or persons performing similar functions, on the Company's Internet website within five business days following such amendment or waiver. The information contained on or connected to the Company's Internet website is not incorporated by reference into this Proxy Solicitation or the Company's Form 10-K for the year ended December 31, 2005 and should not be considered part of this or any other report that we file with or furnish to the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, the following Section 16(a) filing deadlines were missed. Michael E. Crandall filed one late report concerning one direct sale transaction that was an inadvertent omission. Hugh S. Potts, Jr. filed one late report concerning two indirect gifts of stock received by his daughter from a relative.

PRINCIPAL SHAREHOLDER

Management of the Company knows of no person who owns of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock of the Company except as set forth below:

                                                 Amount and Nature of Beneficial Ownership      Percent of
    Name and Address of Beneficial Owner                      of Common Stock                      Class
--------------------------------------------- ------------------------------------------------ --------------
Hugh S. Potts, Jr.                                365,760 shares (1)                               7.84%
1104 Walnut Road
Kosciusko, MS  39090

(1)      Mr. Potts shares voting and investment power with respect to 59,500 of these shares, which are held in two trusts.

                                                      EXECUTIVE COMPENSATION

         The following tables show the cash compensation for 2005, 2004 and 2003 for the Chief Executive Officer of the Company
and the four (4) other highest paid Executive Officers of the Company and the Bank whose cash compensation exceeded $100,000.

                                                                              Other Annual      Restricted        All Other
Name and Principal Position             Year         Salary         Bonus       Compensation     Stock Awards      Compensation
----------------------------------   ----------- ---------------- ----------- ----------------- ---------------- -----------------
Hugh S. Potts, Jr.                       2005         $250,000    $103,571       $ 3,762 (1)                        $ 5,553 (4)
Chairman of the Board and                                                        $ 2,903 (3)                        $   700 (6)
CEO since 4/15/94                                                                                                   $   500 (9)

                                         2004         $282,381    $      -       $ 2,545 (1)                        $ 4,909 (4)
                                                                                 $ 2,963 (3)                        $   600 (6)

                                         2003         $246,713    $ 50,000       $ 2,451 (1)                        $ 4,943 (4)
                                                                                  $2,900 (3)                        $   570 (6)

Scott M. Wiggers                         2005         $183,289    $ 41,737       $ 3,762 (1)        $ 101,130       $ 5,040 (4)
President and COO                                                                $ 1,072 (2)                        $   700 (6)
                                                                                                                    $11,799 (8)

                                         2004         $185,560    $ 26,280       $ 3,907 (1)                        $ 4,756 (4)
                                                                                 $ 1,212 (2)                        $   600 (6)

                                         2003         $173,829    $ 24,613       $ 2,430 (1)                        $ 4,341 (4)
                                                                                 $ 1,546 (2)                        $   600 (6)
                                                                                 $   545 (7)

Jeffrey A. Camp                          2005         $166,635    $ 32,687       $   810 (1)        $ 134,840       $ 4,166 (4)
Executive Vice President                                                         $   862 (2)                        $   650 (6)
And Commercial Sales                                                                                                $23,597 (8)
Manager                                                                                                             $   500 (9)

                                         2004         $161,465    $ 19,632       $   777 (1)                        $ 4,111 (4)
                                                                                 $ 1,118 (2)                        $   400 (6)

                                         2003         $147,483    $ 29,505       $   470 (1)                        $ 3,639 (4)
                                                                                 $   805 (2)
                                                                                 $   863 (7)

John G. Copeland (a)                     2005         $167,308    $ 38,269       $ 1,247 (1)        $ 134,840       $ 4,839 (4)
Executive Vice President                                                                                            $23,597 (8)
And Chief Financial Officer

                                         2004         $107,867    $ 15,385       $   799 (1)                        $ 2,164 (4)
                                                                                 $ 9,433 (5)

Michael E. Crandall                      2005         $147,308    $ 26,785       $   705 (1)        $ 134,840       $ 4,051 (4)
Executive Vice President                                                         $   242 (2)                        $23,597 (8)
And Retail Sales Manager                                                         $ 1,610 (3)                        $   500 (9)

                                         2004         $144,021    $ 14,251       $   683 (1)                        $ 3,690 (4)
                                                                                 $   205 (2)
                                                                                 $ 1,558 (3)

                                         2003         $131,136    $ 20,763       $   617 (1)                        $ 3,274 (4)
                                                                                 $    94 (2)
                                                                                 $ 1,953 (3)
                                                                                 $   863 (7)

(1)      Cost of excess life insurance
(2)      Automobile allowance
(3)      Cost of country club memberships
(4)      Company Contribution to the 401k plan
(5)      Moving expense reimbursement
(6)      Director fees
(7)      Incentive pay
(8)      Grant of unrestricted stock
(9)      Company contributions to nonqualified deferred compensation plan

(a) John G. Copeland was hired as Chief Financial Officer on May 3, 2004.

                                             RESTRICTED AND UNRESTRICTED STOCK GRANTS

The following table shows information related to restricted stock awards granted to executives on December 30, 2005 and disclosed in the executive compensation table.

                                                                                                                 Value At
               Name                             Shares                        Vesting Date                   December 31, 2005
----------------------------------- -------------------------------- -------------------------------- --------------------------------
Scott M. Wiggers                                 3,000                          05/31/09                         $ 101,130
Jeffrey A. Camp                                  4,000                          12/30/12                         $ 134,840
John G. Copeland                                 4,000                          12/30/12                         $ 134,840
Michael E. Crandall                              4,000                          12/30/12                         $ 134,840
Robert K. Autry                                  3,000                          06/30/11                         $ 101,130

The executives will receive quarterly dividends at the regular payout rate. The shares will become free of restrictions on the vesting dates. No dividends were paid to the executives on these shares during 2005.

The following table summarizes unrestricted stock awards granted to executives on December 30, 2005. These awards are included as item 8 in the executive compensation table.

                                                                                                            Value At
                    Name                                         Shares                                December 31, 2005
---------------------------------------------- ------------------------------------------- -------------------------------------------
Scott M. Wiggers                                                  350                                       $ 11,799
Jeffrey A. Camp                                                   700                                       $ 23,597
John G. Copeland                                                  700                                       $ 23,597
Michael E. Crandall                                               700                                       $ 23,597
Robert K. Autry                                                   350                                       $ 11,799

                                                          OPTION GRANTS

         No stock options were granted to Executive Officers during 2005.

                                               OPTION EXERCISES AND YEAR END VALUES

         The following table provides information as to the options exercised during 2005, and the unexercised options to purchase the Company's Common Stock previously granted to the Named Executive Officers and held by them at the end of 2005.

                                                                                   Number of
                                                                             Securities Underlying
                                    Shares Acquired                           Unexercised Options           Value of Unexercised
                                      on Exercise           Value               At Year End (1)             In the Money Options
               Name                     In 2005            Realized        Exercisable/Unexercisable        At Year End (1) (2)
------------------------------ ---------------------- -------------- ---------------------------------- ---------------------------

Hugh S. Potts, Jr.                         0                  0                          0/0                               0
Scott M. Wiggers                           0                  0                      7,500/0                           9,075
Jeffrey A. Camp                            0                  0                      4,000/0                           4,840
John G. Copeland                           0                  0                          0/0                               0
Michael E. Crandall                        0                  0                      1,500/0                           1,815
Robert K. Autry                            0                  0                      4,000/0                           4,840

(1) All stock options were granted in 1999, with a ten (10) year life. They vest at 20% per year over a five (5) year period.
The options have a strike price of $32.50.

(2) Based on the closing price on the NASDAQ  system ($33.71) on December 31, 2005.

PENSION PLAN

The following table indicates the estimated annual benefits payable to persons in specified classifications upon retirement at age 65.

          Five Years                                     Credited Years of Service
        Average Annual          -----------------------------------------------------------------------------
         Compensation                  15               20              25             30            35
------------------------------- ----------------- --------------- --------------- ------------- -------------
                   $ 25,000           $ 3,000         $ 4,000         $ 5,000       $ 6,000       $ 7,000
                     50,000             6,000           8,000          10,000        12,000        14,000
                     75,000             9,000          12,000          15,000        18,000        21,000
                    100,000            12,000          16,000          20,000        24,000        28,000
                    160,000            19,200          25,600          32,000        38,400        44,800

Credited years of service for the individuals named in the Summary Compensation Table above are anticipated to be as follows: Hugh S. Potts, Jr. - 31 years; Scott M. Wiggers - 29 years; Jeffrey A. Camp - 6 years; Robert K. Autry - 16 years; Michael E. Crandall - 17 years.

A participant in First M&F’s Pension Plan whose service is terminated on or before his normal retirement date is eligible to retire and receive a normal retirement benefit. The amount of the normal benefit under the Plan is equal to 1/12 of the sum of the amounts described below in (1) and (2) multiplied by (3) where:

        (1) = eight-tenths of one percent (0.8%) of the participant average earnings;
        (2) = twenty-five hundredths percent (0.25%) of the participants average earnings in excess of Twenty-Four Thousand and no/100 dollars ($24,000.00); and
        (3) = the participant's benefit service as of his normal retirement date.

If a participant's annual benefit commences before the participant's social security retirement age, but on or after age 62, the amount of the benefit is reduced. If the annual benefit of a participant commences prior to age 62, the amount of the benefit shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the participant attains age 62. If the annual benefit of a participant commences after the participant's social security retirement age, the benefit amount is adjusted so that it is the actuarial equivalent of an annual benefit beginning at the participant's social security retirement age.

The pension plan was frozen on September 30, 2001. The accrued monthly pension benefits estimated to be paid to each of the named executives is $3,915 for Hugh S. Potts, Jr., $2,908 for Scott M. Wiggers, $364 for Jeffrey A. Camp, $995 for Michael E. Crandall and $1,034 for Robert K. Autry.

DIRECTOR COMPENSATION

Non-officer Directors receive annual compensation in the amount of $1,750 per Board Meeting attended payable at the end of the year, plus an additional $50 for each committee meeting attended. Independent directors who live out of town receive mileage reimbursements at the rate of $.36 per mile to attend meetings.

The Board granted 500 options to each of the following Board members as of May 1, 2005: Hollis C. Cheek, Jon A. Crocker, Toxey Hall, III, J. Marlin Ivey, Otho E. Pettit, Jr., Charles W. Ritter, Jr. and L. F. Sam, Jr. These options were granted for the continuing service of these directors upon their re-election to the Board. The options have a strike price of $34.00, a life of 10 years, and vest over five (5) years. The market value of the stock on the grant date was $34.00.

FIVE YEAR SHAREHOLDER RETURN COMPARISON

Set forth on the following page is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market US Index and the NASDAQ Bank Index which consists of the period of five (5) years beginning in 2000.

                                                               Cumulative Total Return
                                          -------------------------------------------------------------------
                                             12/00       12/01       12/02      12/03     12/04      12/05
                                             -----       -----       -----      -----     -----      -----
        First M&F Corp                       100.00      127.02     178.85     251.28    231.34     237.35
        NASDAQ Stock Market                  100.00       79.08      55.95      83.35     90.64      92.73
        NASDAQ Bank                          100.00      106.35     107.47     137.00    154.24     149.95

INDEPENDENT PUBLIC ACCOUNTANTS AND FEES

Shearer, Taylor & Co., P.A., a public accounting firm registered with the Public Company Accounting Oversight Board, were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountant for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

The following is a summary of fees related to services performed for the Company by Shearer, Taylor & Co., P.A. for the years ended December 31, 2005 and 2004:

                                                                                               2005             2004
                                                                                               ----             ----
Audit Fees - Audit of annual financial statements and internal control
  and reviews of financial statements included in Forms 10-Q                               $ 119,934       $  113,347

Audit Related Fees - Audits of employee benefit plans, audit of subsidiary
  company and FHLB collateral agreed upon procedures                                          28,002           15,514

Tax Fees - Income tax services                                                                21,980           29,005

All other fees                                                                                     -                -

----------------------------------------------------------------------------------------------------------------------
Total                                                                                      $ 169,916        $ 157,866
----------------------------------------------------------------------------------------------------------------------

The Audit Committee follows its established Audit Committee Pre-approval Policies and Procedures. These Policies and Procedures were included as Appendix A to the Company’s 2004 Proxy Statement and are incorporated herein by reference. All of the Audit Related Fees and Tax Fees set forth above were approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

This report reflects the Company's compensation philosophy for all executive officers, as endorsed by the Board of Directors and the Compensation Committee. The committee is comprised of the following independent directors: J. Marlin Ivey, Charles W. Ritter, Jr., W. C. Shoemaker, James I. Tims and Larry Terrell and determines annual base salary adjustments and annual pay for performance bonus awards.

In determining the compensation to be paid to the Company’s executive officer in 2005, the Compensation Committee employed compensation policies designed to align the compensation of Mr. Potts and other executive officers with the Company’s overall business strategy, values and management initiatives. These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.

In 2005, Mr. Potts received no increase in base salary over his 2004 base salary. In 2004, Mr. Potts received a 5.77% increase in base salary over his 2003 base salary. The salary for Mr. Potts is based upon (1) the performance of the Company and (2) comparisons of compensation to the compensation of other financial institution Chief Executive Officers. Mr. Potts received no raise in 2005 as earnings for 2004 were below earnings for 2003. The 2004 diluted earnings per share were $.01 higher than in 2003.

The Company has established an incentive compensation plan that is based upon individual performance as well as team and corporate performance. Every employee in the Company has a unique scorecard with performance goals in up to nine (9) categories. The individual measures relate primarily to sales, service quality, regulatory compliance, timeliness, and financial goals. The particular measures on an individual’s scorecard depend on the actions that are determined to be most important for that individual to achieve for the current year. The scorecards are calculated and distributed monthly. Each executive has a scorecard that includes (1) a weighted average score of the scorecards of the departments that report to that executive and (2) a bank-wide earnings target. The estimated bonus payouts calculated on the monthly scorecards are accrued throughout the year and paid in December. Cash and stock bonuses may be granted to executives at each year end depending on the achievement of a corporate performance target such as earnings per share, which was used in 2005. Mr. Potts has measures that are company-wide in nature. The measures for 2005 were for net income, earnings per share and return on equity. Each measure was weighted equally for 2005, with an additional $50,000 bonus contingent on meeting an earnings per share target. The performance, multiplied by the weights, can potentially be any number between 0% and 100%. This number is multiplied by the incentive pay rate, which was 25% for executive officers in 2005, to determine the incentive compensation. Therefore, if the maximum targets were met, Mr. Potts would receive a 25% bonus plus the additional $50,000 earnings per share performance bonus. The net income measure averaged approximately 85% of the maximum goal while the earnings per share measure met the maximum goal and the return on equity averaged approximately 95% of the maximum goal.

The Compensation Committee utilizes a third-party consultant to provide research for benchmarking purposes related to executive compensation. The research includes analysis of compensation trends and techniques using a sample of publicly traded financial institutions, twenty of which are larger than the Company and twenty of which are smaller. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

Submitted by the Company's Compensation Committee: J. Marlin Ivey, Chairman, Charles W. Ritter, Jr., W. C. Shoemaker, James I. Tims and Larry Terrell.

TRANSACTIONS WITH MANAGEMENT

First M&F Corporation’s subsidiary, Merchants and Farmers Bank, Kosciusko, Mississippi, (the “Bank”) has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates. Such transactions are completed on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features. Such loans are generally extended on a secured basis.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 2005. Presently Charles W. Ritter, Jr. serves as Chairman and other members are Toxey Hall, III, Hollis C. Cheek, J. Marlin Ivey, and Edward G. Woodard. The Audit Committee reviews audit plans, examination results of both independent and internal auditors and makes recommendations to the Board of Directors concerning independent auditors. The Board of Directors has determined that the members of the Audit Committee are independent as defined in NASDAQ listing standards applicable to the Company. The Board of Directors has also determined that there is at least one audit committee financial expert, Charles W. Ritter, Jr., serving on the Audit Committee, as the term "audit committee financial expert" is used in pertinent Securities and Exchange Commission regulations.

The Company has a standing Compensation Committee. The Compensation Committee adopted a charter during 2004. The Compensation Committee Charter was attached as Appendix B to the 2005 Proxy Statement. The Compensation Committee met two (2) times during 2005 and makes recommendations to the Board of Directors on all officers' salaries and compensation. Presently J. Marlin Ivey serves as Chairman and other members are Charles W. Ritter, Jr., W. C. Shoemaker, James I. Tims and Larry Terrell.

The Company has a Proxy Committee that acts as a Nominating Committee. The Committee met one (1) time during 2005. Charles W. Ritter, Jr. serves as Chairman with other members being J. Marlin Ivey, W. C. Shoemaker, Larry Terrell and James I. Tims. All of the Proxy Committee members are independent as defined in applicable NASDAQ listing standards. The Company's By-Laws are silent as to nominations to the Board of Directors, other than those made by or at the direction of the Board of Directors. The Proxy Committee does not receive nominations directly from shareholders.

Shareholders may send communications to the Board of Directors c/o Grace Atwood, Secretary to the Board at 134 West Washington Street, Kosciusko, MS 39090, or via e-mail at gatwood@mfbank.com.

Merchants & Farmers Bank has among other committees, an Investment Committee which meets quarterly, a Loan and Policy Committee which meets weekly, an Executive and Administrative committee which meets semi-annually, a Trust Committee which meets monthly, an Insurance Committee which meets annually, and a Strategic Planning Committee which meets semi-annually.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2005, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and has discussed with the independent auditors the auditor’s independence.

The Audit Committee has discussed with the Company’s management and independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent.

The Board of Directors adopted a written charter for the Audit Committee on May 16, 2000. Subsequently, the charter was amended to address the Sarbanes-Oxley Act of 2002. The amended charter was adopted by the Board of Directors on March 12, 2003 and was included as Appendix B to the Company’s 2004 Proxy Statement.

Submitted by the Company's Audit Committee: Charles W. Ritter, Jr., Chairman, Hollis C. Cheek, Toxey Hall, III, J. Marlin Ivey, and Edward G. Woodard.

OTHER MATTERS

Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying Proxies in accordance with its judgment.

PROPOSALS FOR 2007 ANNUAL MEETING

Any shareholder who wishes to present a proposal at the Company’s next Annual Meeting and who wishes to have the proposal included in the Company’s Proxy Statement and form of proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than November 15, 2006.

The accompanying Proxy is solicited by Management.

                                                                      By Order of THE BOARD OF DIRECTORS,

                                                                       /s/ Hugh S. Potts, Jr.

                                                                      Hugh S. Potts, Jr.
                                                                      Chairman and Chief Executive Officer

Dated and mailed at
Cranford, New Jersey
On or about March 15, 2006

                                                         REVOCABLE PROXY
                                                      FIRST M&F CORPORATION

[ X ]     PLEASE MARK VOTES

          AS IN THIS EXAMPLE

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF FIRST M & F CORPORATION TO BE HELD ON APRIL 12, 2006

The undersigned hereby appoints Charles W. Ritter, Jr., J. Marlin Ivey, W.C. Shoemaker, James I. Tims and Larry Terrell or any
of them as proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of Common Stock of First M&F
Corporation held of record by the undersigned on March 1, 2006, at the Annual Meeting of Shareholders to be held at the Mary
Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi on Wednesday, April 12, 2006 at 1:30 P.M.,
or any adjournment(s) thereof.

1. PROPOSAL to elect the four (4) identified nominees as Class I directors:

Jeffrey A. Camp
Susan McCaffery
Larry Terrell
James I. Tims

                 WITH-        FOR ALL
  FOR            HOLD         EXCEPT
 [   ]          [   ]          [   ]

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominees name(s)
below.

--------------------------------------------------------------------------------------------------------------------------------

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ABOVE, AND AT THE DISCRETION OF THE PERSON NAMED ABOVE
IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

Please be sure to sign and date this Proxy in the space below.

-------------------------------------     -------------------------------    ---------------
Stockholder sign above                     Co-holder (if any) sign above      Date
*Sign your name exactly as it appears above.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST M&F CORPORATION
134 West Washington Street
Kosciusko, Mississippi 39090

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN
THE ENVELOPE PROVIDED.

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